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                                                                    EXHIBIT 23.5







CONSENT OF AUDITORS


We consent to the inclusion of our report dated June 25, 1996 in Amendment number 2 to the Registration Statement on Form S-4 and the related prospectus of Orbcomm Global, L.P. and Orbcomm Global Capital Corp. for the registration of the Offer to Exchange 14% Series B Senior Notes due 2004 with Revenue Participation Interest for all outstanding 14% Senior Notes due 2004 with Revenue Participation Interest. We also consent to the reference to us under the heading "Experts" in such Prospectus.








GRANT THORNTON
GENERAL PARTNERSHIP
CHARTERED ACCOUNTANTS
MONTREAL, QUEBEC
NOVEMBER 25, 1996